Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF

SPEEDWAY MOTORSPORTS, INC.

FOR THE TENDER OF

6 3/4% SENIOR NOTES DUE 2019

(INCLUDING THOSE IN BOOK-ENTRY FORM)

(CUSIP NOS. 847788 AP1 AND U84570 AF4)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Speedway Motorsports, Inc., a Delaware corporation (the “Company”), made pursuant to the Prospectus, dated                     , 2011 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for the outstanding 6 3/4% Senior Notes due 2019 of the Company (the “Private Notes”) are not immediately available or if the procedure for book–entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to midnight, Charlotte, North Carolina time, on                     , 2011, unless extended by the Company (the “Expiration Date”). Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Private Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) must also be received by the Exchange Agent prior to midnight, Charlotte, North Carolina time, on the Expiration Date. Any Private Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

By Messenger, Mail, Overnight Delivery:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance

Facsimile Transmission:

(Eligible Institutions Only):

(651) 495-8158

Attention: Specialized Finance

Confirm by Telephone:

(800) 934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS INSTRUMENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Private Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Private Notes Tendered: *

$

* Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

Certificate Nos. (if available):

If Private Notes will be delivered by book–entry transfer to The Depository Trust Company, provide account number:

Account Number:

Total Principal Amount Represented by Private Notes Certificate(s):

$

PLEASE SIGN HERE

Date

Signature(s) of Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Private Notes as their name(s) appear(s) on certificates for Private Notes or on a security position listing or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If Private Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Please Print Name(s) and Address(es)

Name(s):

Capacity:

Address(es):

Account:

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Private Notes tendered hereby in proper form for transfer or timely confirmation of the book-entry transfer of such Private Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with one or more Letters of Transmittal, completed, signed and dated in accordance with the instructions set forth in the Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Title:

Name:

Date:

Address:
Area Code and Telephone Number:

NOTE: DO NOT SEND THE PRIVATE NOTES WITH THIS FORM. PRIVATE NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. This Notice of Guaranteed Delivery (completed, signed and dated in accordance with the instructions set forth in this Notice of Guaranteed Delivery) and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to midnight, Charlotte, North Carolina time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder of the Private Notes and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. Signatures. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signature must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book–Entry Transfer Facility whose name appears on a security position listing as the owner of Private Notes, the signature must correspond with the name shown on the security position listing as the owner of the Private Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Private Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus should be directed to the Exchange Agent at the address and telephone number specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.